Columbus McKinnon Corporation POLICIES and PROCEDURES – Corporate Revision No. 8 October 23, 2023 Corporate Policy Authorized by: Corporate Governance and Nomination Committee Approved by: Board of Directors Date Issued 10/19/2009 Effective Date 10/18/2009 Title: INSIDER TRADING PRE-CLEARANCE AND BLACKOUT POLICY Page 1 of 6 To help prevent inadvertent violations of the federal or state securities laws and to avoid even the appearance of trading on inside information, the Columbus McKinnon Corporation’s (the “Company”) Board of Directors has adopted this Insider Trading Pre- clearance and Blackout Policy. This policy applies to directors, executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“executive officers”) and certain designated employees and consultants of the Company and its subsidiaries, together with their respective family members and others living in their respective household and with any entities they may influence or control, including corporations (each of the foregoing, a “Covered Person”) and who have access to material nonpublic information about the Company. The specific positions of the Covered Persons subject to this policy are listed on the attached Schedule I. The Company may from time to time designate other individuals or positions that are subject to this policy and will amend Schedule I from time to time as necessary to reflect such changes. This policy is in addition to and supplements the Company’s Insider Trading Policy (“Insider Trading Policy”) and the Company’s Policy Regarding Establishment of SEC Rule 10b5-1 Plans and Other Trading Arrangements (the “Rule 10b5-1 Policy”). This policy applies to all trading or other transactions in the Company's securities, including common stock, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities, whether or not issued by the Company (collectively, “Covered Securities”). Directors and executive officers of the Company are also subject to the two-day Form 4 filing requirement under Section 16 of the Exchange Act. Pre-clearance Procedures All Covered Persons are covered by the following pre-clearance procedures. All Covered Persons, together with their family members and others living in their household, may not engage in any transaction involving Covered Securities (including a stock plan transaction such as an option exercise, or a gift, loan or contribution to a trust or any other transfer) without first obtaining pre-clearance of the transaction from the

Company’s General Counsel (the “compliance officer”). A request for pre-clearance should be submitted to the compliance officer at least two business days in advance of the proposed transaction. The compliance officer is under no obligation to approve a transaction submitted for pre- clearance, and may determine not to permit the trade. The Company’s General Counsel may not trade in Covered Securities unless the Deputy General Counsel has approved the trade(s) in accordance with the procedures set forth in this policy. Blackout Procedures All Covered Persons are subject to the following blackout procedures. Quarterly Blackout Periods. The Company’s announcement of its quarterly financial results almost always has the potential to have a material effect on the market for Covered Securities. Therefore, to avoid even the appearance of trading on the basis of material nonpublic information, you may not trade in the Covered Securities during the period beginning eighteen days prior to the end of the fiscal quarter and ending after the first full business day following the release of the Company’s earnings for that quarter. Persons subject to these quarterly blackout periods include all Covered Persons, the persons currently listed on Schedule I attached to this policy and all other persons who are informed by a compliance officer that they are subject to the quarterly blackout periods. The compliance officer may in his, her or their discretion open a trading window during a period that is less than eighteen (18) days prior to the end of the fiscal quarter. Covered Persons will be notified in advance of the opening of a trading window. Interim Earnings Guidance and Event-Specific Blackouts. The Company may on occasion issue other potentially material information by means of a press release, SEC filing on Form 8-K or other means designed to achieve widespread dissemination of the information. You should anticipate that trading will be blacked out while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market. From time to time, an event may occur that is material to the Company and is known by only a few directors or executives. Notwithstanding the receipt of notification of an open trading window, so long as the event remains material and nonpublic, the persons who are aware of the event, as well as other Covered Persons, may not trade in Covered Securities. The existence of an event-specific blackout will not be announced, other than to those who are aware of the event giving rise to the blackout. If, however, a Covered Person whose trades are subject to pre-clearance requests permission to trade in Covered Securities during an event-specific blackout, a compliance officer will inform the requesting Covered Person of the existence of a blackout period, without disclosing the reason for the blackout. Any person made aware of the existence of an event-specific blackout should not disclose the existence of the blackout to any other person. The failure of a compliance officer to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material nonpublic information.

Directors and executive officers may also be subject to event-specific blackouts pursuant to the SEC’s Regulation Blackout Trading Restriction, which prohibits certain sales and other transfers by insiders during certain pension plan blackout periods. Even if a blackout period is not in effect, at no time may you trade in Covered Securities if you are aware of material nonpublic information about the Company. Exception for Approved Rule 10b5-1 Plans Trades by Covered Persons in Covered Securities that are executed pursuant to an SEC Rule 10b5-1 plan approved pursuant to the Company’s Rule 10b5-1 Policy are not subject to the prohibition on trading on the basis of material nonpublic information contained in the Insider Trading Policy or to the restrictions set forth above relating to pre-clearance procedures and blackout periods. Rule 10b5-1 provides an affirmative defense from insider trading liability under the federal securities laws for trading plans that meet certain requirements. A 10b5-1 plan must be entered into before you are aware of material nonpublic information. Once the plan is adopted, you must not exercise any influence over the amount of securities to be traded pursuant to the plan, the price at which they are to be traded or the date of the trade. The plan must either specify (including by algorithm or formula) the amount, pricing and timing of transactions in advance or delegate discretion on those matters to an independent third party. The Company requires that all Rule 10b5-1 plans be approved pursuant to the provisions of the Company’s Rule 10b5-1 Policy. Rule 10b5-1 plans generally may not be adopted during a blackout period and may only be adopted before the person adopting the plan is aware of material nonpublic information. Certain Other Exceptions Neither this policy nor the Insider Trading Policy shall apply in the case of the following transactions, except as specifically noted: • The exercise of a stock option acquired pursuant to the Company’s long-term incentive plans, if applicable (but note that the policies do apply to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price or associated tax of an option exercised); • The vesting of restricted stock or restricted stock units (but note that the policies do apply to any market sale of restricted stock or restricted stock units); • Automatic and recurring 401(k) plan contributions that are used to purchase Covered Securities (but note that the policies do apply to any 401(k) activity specifically targeted at any Covered Securities, like a deliberate re-allocation of plan funds);

• Purchases of Covered Securities pursuant to a periodic contribution under an employee stock purchase plan, if applicable (but note the policies do apply to your election to participate in the plan for any enrollment period, and to your sales of Covered Securities purchased pursuant to any employee stock purchase plan); and • The purchase of Covered Securities under any automatic Company dividend reinvestment plan, if applicable. Prohibition of Hedging and Other Transactions Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involve the establishment of a short position in certain Covered Securities and limit or eliminate your ability to profit from an increase in the value of certain Covered Securities. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance and may signal to the market that the seller lacks confidence in the Company’s prospects. Therefore, all directors, executive officers and Covered Persons are prohibited from engaging in any short sales, trading on margin, buying or selling puts or calls or other derivative transactions on the Covered Securities or engaging in hedging or monetization transactions (including prepaid variable forward contracts, equity swaps, collars or exchange funds) involving Covered Securities. Post-Termination Transactions If you are aware of material nonpublic information when you terminate your employment or services with the Company, you may not trade in Covered Securities until that information has become public or is no longer material. In all other respects, the procedures set forth in this policy will cease to apply to your transactions in Covered Securities upon the expiration of any “blackout period” that is applicable to your transactions at the time of the termination of your employment or services. Company Assistance Your compliance with this policy and the Company’s Insider Trading Policy is of the utmost importance both for you and for the Company. If you have any questions about this policy, the Insider Trading Policy or their application to any proposed transaction, you may obtain additional guidance from a compliance officer. Certification On an annual basis, all directors, executive officers and the Covered Persons listed on the attached Schedule I must certify their understanding of, and intent to comply with, the Company’s Insider Trading Policy and this policy on the form attached to this policy. This policy is dated October 23, 2023 and supersedes any previous policy of the Company concerning insider trading restrictions applicable to directors, executive officers and Covered Persons.

SCHEDULE I COVERED PERSONS Each member of the Columbus McKinnon Corporation (“CMCO”) Board of Directors CMCO Executive Officers subject to the reporting requirements of Section 16 of the Securities Act of 1934 All other CMCO Officers (e.g., Treasurer, Controller) All members of the CMCO Executive Leadership Team All direct reports to members of the CMCO Executive Leadership Team

COLUMBUS McKINNON CORPORATION INSIDER TRADING POLICY AND INSIDER TRADING PRE-CLEARANCE AND BLACKOUT POLICY CERTIFICATION To Columbus McKinnon Corporation: I have received and read a copy of the Columbus McKinnon Corporation Insider Trading Policy, dated XXXXXX and the Insider Trading Pre-Clearance and Blackout Policy, dated XXXXX regarding pre-clearance and blackout procedures. I hereby certify that: I have complied with both policies during the past year and agree to continue to comply with the specific requirements of both policies in all respects during my employment or other service relationship with Columbus McKinnon Corporation. I understand that these policies apply to all trading or other transactions involving Covered Securities, including, transactions involving Covered Securities outside my Company provided E*TRADE account. During the past year, I have not engaged in any transactions involving Covered Securities without first obtaining pre-clearance of the transaction from the Company’s General Counsel. During the past year, my family members and others living in my household have not engaged in any transactions involving Covered Securities without first obtaining pre-clearance of the transaction from the Company’s General Counsel. I understand that my failure to comply in all respects with these policies is a basis for termination for cause of my employment or other service relationship with Columbus McKinnon Corporation. (Signature) (Date) 031425.00001 Business 23805912v3